UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________________________

Date of Report

November 7, 2019

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

14100 NW 57th Court Miami Lakes, Florida		33014
(Address of principal executive offices)		(Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, ERBA Diagnostics, Inc. (the “Company”) entered into a Convertible Promissory Note in favor of ERBA Diagnostics Mannheim GmbH (“ERBA Mannheim”), which provides for a loan of up to $8,000,000 (the “Convertible Promissory Note”). As previously reported, under the existing terms and conditions of the Convertible Promissory Note, amounts outstanding under the Convertible Promissory Note will accrue interest at the rate of three and one-half percent (3.5%) per annum and will become due and payable on July 30, 2021 (the “Maturity Date”), subject to earlier conversion or, upon the occurrence of certain specified events of default, acceleration. As of November 6, 2019, approximately $8,490,000 of principal and interest is outstanding under the Convertible Promissory Note.

On November 7, 2019, the Company and ERBA Mannheim entered into a First Amendment to Convertible Promissory Note, such that the maximum principal amount of the Convertible Promissory Note has been increased from $8,000,000 to $9,000,000. Other than the increase in the maximum principal amount of the Convertible Promissory Note, the terms and conditions of the Convertible Promissory Note remain the same.

The foregoing description of the First Amendment to Convertible Promissory Note does not purport to be complete. Such description is only a summary and is qualified in its entirety by reference to the full text of the First Amendment to Convertible Promissory Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 in its entirety.

ERBA Mannheim beneficially owns, directly or indirectly, approximately 83.3% of the outstanding shares of the Company’s common stock.

Item 8.01 Other Events.

The Company has had diminishing operating revenue as well as limited cash and cash equivalents and has been incurring operating losses. In connection with the foregoing, the Company is undergoing a reduction in force aimed at cutting costs and attempting to address operational challenges. Consequently, as part of its reduction in force, the Company has reduced its headcount by approximately 12 employees. The Company understands how hard these changes are for the employees concerned and is committed to helping them through this difficult time.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this Current Report on Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be preceded by, followed by or otherwise include the words “may,” “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “could,” “would,” “should,” or similar expressions or statements that certain events or conditions may occur. These forward-looking statements are based largely on the Company’s expectations and the beliefs and assumptions of the Company’s management and on the information currently available to it and are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties that: the Company may not be able to generate positive cash flow or otherwise improve its liquidity, whether from existing operations, strategic initiatives or possible future sources of liquidity, including, without limitation, from the loan from ERBA Mannheim, issuing debt or equity securities, incurring indebtedness, curtailing or reducing the Company’s operations or selling the Company’s assets or properties; the Company may not have adequate cash resources to fund its operations or liquidity needs for the reasonably foreseeable future; the Company may not be able to achieve or sustain profitability from its operations or otherwise secure funds to provide the basis for long-term liquidity; if existing cash and cash equivalents and amounts available under the Company’s loan from ERBA Mannheim are insufficient to finance operations, then the Company may be required to curtail or reduce some or all of its operations or sell some or all of its assets or properties; the Company may not be able to cut costs and address operational challenges in the time frame anticipated, or at all; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. See also the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC for further discussion of certain risks and uncertainties that could materially and adversely affect the Company’s business, operating results or financial condition.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibit 10.1 – First Amendment to Convertible Promissory Note, dated November 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: November 20, 2019	By:	/s/ David Barka
David Barka,
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment to Convertible Promissory Note, dated November 7, 2019.